Exhibit 10.2

FOURTH AMENDMENT TO LEASE

FOURTH AMENDMENT TO LEASE dated as of this 17th day of August, 2017 by and between BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and PROTEON THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

By Lease dated July 13, 2009 (as amended by the instruments described below, the “Lease”), Landlord did lease to Tenant and Tenant did hire and lease from Landlord 4,943 square feet of rentable floor area (the “Rentable Floor Area of the Premises”) on the first (1st) floor of the building (the “Building”) known as and numbered 200 West Street, Waltham, Massachusetts (referred to in the Lease as the “Premises” and hereinafter referred to as the “Original Premises”).

By First Amendment to Lease dated as of September 14, 2012 (the “First Amendment”), Landlord and Tenant extended the Term of the Lease for one (1) period of six (6) months upon all of the same terms and conditions set forth in the Lease except as set forth in the First Amendment.

By Second Amendment to Lease dated as of October 17, 2013 (the “Second Amendment”), Landlord and Tenant extended the Term of the Lease for one (1) period of one (1) year upon all of the same terms and conditions set forth in the Lease except as set forth in the Second Amendment.

By Third Amendment to Lease dated as of August 4, 2014 (the “Third Amendment”), Landlord and Tenant extended the Term of the Lease for one (1) period of forty-two (42) months upon all of the same terms and conditions set forth in the Lease except as set forth in the Third Amendment.

Landlord and Tenant have agreed to (i) extend the Term of the Lease for one (1) period of fifteen (15) months upon the terms and conditions contained in the Lease, except as otherwise set forth in this Fourth Amendment to Lease (the “Fourth Amendment”), (ii) provide Tenant with an option to further extend the Term of the Lease for one (1) additional period of one (1) year and (iii) make certain other modifications to the Lease, as further set forth in this Fourth Amendment.

In addition, Tenant has determined to lease from Landlord an additional 2,552 square feet of rentable floor area (the “Rentable Floor Area of the Additional Premises”) located on the first (1st) floor of the Building, which space is shown on Exhibit A attached hereto and made a part hereof (the “Additional Premises”).

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200 West Street\Amendments\Proteon Fourth Amendment (e)

Landlord and Tenant are entering into this Fourth Amendment to set forth said agreements.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1.	(A) The Term of the Lease, which but for this Fourth Amendment is scheduled to expire on June 30, 2018, is hereby extended for one (1) period of fifteen (15) months commencing on July 1, 2018 and expiring on September 30, 2019 (the “Fourth Extended Term”), unless extended or sooner terminated in accordance with the provisions of the Lease, upon all the same terms and conditions contained in the Lease as herein amended.

(B)        Any rights of Tenant to extend the Term of the Lease pursuant to the terms of the Lease are hereby deleted and of no further force and effect, but Tenant shall have the right to extend the Term for one (1) period of one (1) year as provided in this Section 1(B).

(i)       On the conditions (which conditions Landlord may waive by written notice to Tenant) that at the time of exercise of the option to extend and at the commencement date of the extension option period (i) there exists no Event of Default (defined in Section 7.1 of the Lease) and there have been no more than two (2) Event of Default occurrences during the Fourth Extended Term, (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet the Premises except for an assignment or subletting permitted without Landlord’s consent under Section 5.6.4 of the Lease, Tenant shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent which shall be adjusted during the option period as herein below set forth) for one (1) period of one (1) year as hereinafter set forth. Notwithstanding any implication to the contrary Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like or to perform any work to the Premises as a result of the exercise by Tenant of such option.

(ii)     If Tenant desires to exercise said option to extend the Term, then Tenant shall give notice to Landlord (“Exercise Notice”), not earlier than twelve (12) months nor later than six (6) months prior to the expiration of the Term, as it may have been previously extended, hereunder of Tenant’s request for Landlord’s quotation (“Landlord’s Rent Quotation”) of the annual fair market rent for the Premises as of the commencement date of the extension period, such quotation to be based on the use of the Premises as first class office space utilizing properties of a similar character within the Boston West Suburban market and including consideration of all relevant factors (including, without limitation, premises within the Complex if at the time such quotation is requested such premises shall be available for rent) (hereinafter called the “Annual Market Rent”). Within thirty (30) days after Landlord’s receipt of Tenant’s notice requesting such a quotation, Landlord shall notify Tenant of Landlord’s quotation of the Annual Market Rent. If at the expiration of fifteen (15) days after the date when Landlord provides Landlord’s Rent Quotation to Tenant as aforesaid (the “Negotiation Period”), Landlord and Tenant have not reached agreement on a determination of an Annual Fixed Rent for such extension period and executed a written instrument extending the Term of this Lease pursuant to such agreement, then Tenant shall have the right, for fifteen (15) days following the expiration of the Negotiation Period, to make a request to Landlord for a broker determination (the “Broker Determination”) of the Prevailing Market Rent (as defined in Exhibit D attached hereto) for such extension period, which Broker Determination shall be made in the manner set forth in Exhibit D. If Tenant timely shall have requested the Broker Determination, then the Annual Fixed Rent for such extension period shall be the Prevailing Market Rent as determined by the Broker Determination. If Tenant does not timely request the Broker Determination, then the Annual Fixed Rent during such extension term shall be equal to the greater of (a) Landlord’s Rent Quotation or (b) the Annual Fixed Rent in effect during the last twelve (12) month period of the Lease Term immediately prior to such extension term.

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Exhibit 10.2

(iii)     Upon the giving of the Exercise Notice by Tenant to Landlord exercising Tenant’s option to extend the Lease Term in accordance with the provisions of Section 1(B)(ii) above, then this Lease and the Term hereof automatically shall be deemed extended for the option period, without the necessity for the execution of any additional documents (except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the extension term as determined in the relevant manner set forth in this Section 1); and in such event all references herein to the Term or the term of this Lease shall be construed as referring to the Term, as so extended, unless the context clearly otherwise requires and except that there shall be no further option to extend the Lease Term.

2.	(A) Effective as of the Additional Premises Commencement Date (as hereinafter defined), the Additional Premises shall constitute a part of the “Premises” demised to Tenant under the Lease, so that the Premises (as defined in Section 1.1 of the Lease) shall include both the Original Premises and the Additional Premises and shall contain a total of 7,495 square feet of rentable floor area. By way of example, the option to extend the Term of the Lease provided in Section 1(B) above shall apply to both the Original Premises and the Additional Premises collectively but not to either space independently.

(B)     For the purposes hereof, the “Additional Premises Commencement Date” shall be the later to occur of (i) the date on which the Landlord’s Work (as that term is defined in Exhibit B attached hereto) is deemed substantially complete in accordance with the terms and provisions of said Exhibit B or (ii) January 1, 2018. As soon as may be convenient after the Additional Premises Commencement Date has been determined, Landlord and Tenant agree to join with each other in the execution of a written Declaration, in substantially the form of Exhibit E attached to the Lease, in which such Additional Premises Commencement Date shall be stated.

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200 West Street\Amendments\Proteon Fourth Amendment (e)

Exhibit 10.2

3.	(A) For the portion of the Lease Term prior to July 1, 2018, Annual Fixed Rent for the Original Premises shall continue to be paid by Tenant as provided in the Lease. During the Fourth Extended Term, Annual Fixed Rent shall be payable by Tenant for the Original Premises at the annual rate of $182,891.00 (being the product of (i) $37.00 and (ii) the Rentable Floor Area of the Original Premises (being 4,943 square feet)).

(B)       During the period from the Additional Premises Commencement Date through the end of the Fourth Extended Term, Annual Fixed Rent shall be payable by Tenant for the Additional Premises at the annual rate of $94,424.00 (being the product of (i) $37.00 and (ii) the Rentable Floor Area of the Additional Premises (being 2,552 square feet)).

(C)       Annual Fixed Rent shall be payable during the extension option period, if exercised, as set forth in Section 1(B) above.

4.	For the purposes of computing “Landlord’s Tax Expenses Allocable to the Premises” (as defined in Section 2.7 of the Lease), “Operating Expenses Allocable to the Premises” (as defined in Section 2.6 of the Lease), and Tenant payments for electricity (as determined pursuant to Sections 2.5 and 2.8 of the Lease) for the portion of the Lease Term on and after the Additional Premises Commencement Date, the “Rentable Floor Area of the Premises” shall comprise a total of 7,495 square feet including the Rentable Floor Area of the Original Premises (being 4,943 square feet) and the Rentable Floor Area of the Additional Premises (being 2,552 square feet). For the portion of the Lease Term prior to the Additional Premises Commencement Date, the Rentable Floor Area of the Premises shall continue to be as provided in the Lease for such purposes.

5.	Effective as of the Additional Premises Commencement Date, the definition of “Base Operating Expenses” contained in Section 2.6 of the Lease shall be deleted in its entirety and the following substituted therefor:

“Base Operating Expenses” with respect to the Original Premises shall mean Landlord’s Operating Expenses for calendar year 2015 (that is, the period beginning January 1, 2015 and ending December 31, 2015). “Base Operating Expenses” with respect to the Additional Premises shall mean Landlord’s Operating Expenses for calendar year 2018 (that is, the period beginning January 1, 2018 and ending December 31, 2018). Base Operating Expenses in either case shall not include (i) market-wide cost increases due to extraordinary circumstances, included but not limited to Force Majeure (as defined in Section 6.1 of the Lease), conservation surcharges, boycotts, strikes, embargoes or shortages and (ii) the cost of any Permitted Capital Expenditures.

6.	Effective as of the Additional Premises Commencement Date, the definition of “Base Taxes” contained in Section 2.7 of the Lease shall be deleted in its entirety and the following substituted therefor:

“Base Taxes” with respect to the Original Premises means Landlord’s Tax Expenses (hereinbefore defined) for fiscal tax year 2015 (that is, the period beginning July 1, 2014 and ending June 30, 2015). “Base Taxes” with respect to the Additional Premises means Landlord’s Tax Expenses for fiscal tax year 2018 (that is, the period beginning July 1, 2017 and ending June 30, 2018).

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200 West Street\Amendments\Proteon Fourth Amendment (e)

Exhibit 10.2

7.	Landlord agrees to perform the work to prepare the Additional Premises for Tenant’s use and occupancy in accordance with the Work Letter attached hereto as Exhibit B.

8.	As of the Additional Premises Commencement Date, the “Number of Parking Spaces” for which Tenant is entitled pursuant to Section 1.1 of the Lease shall be increased to thirty-one (31), eight (8) of which be provided in the structured parking facility located on the Site and the remainder of which shall be provided on the surface parking areas of the Site.

9.	Landlord and Tenant acknowledge that Landlord is holding a security deposit in the amount of $14,005.17 and in the form of letter of credit (the "Existing Letter of Credit"). Concurrent with the execution of this Fourth Amendment by Tenant, Tenant shall deliver to Landlord an amendment to the Existing Letter of Credit (the "Letter of Credit Amendment") reasonably satisfactory to Landlord that (i) increases the amount of the Existing Letter of Credit by $7,868.67 so that such amount (as so increased) shall be $21,873.84 and (ii) extends the final expiration date of the Existing Letter of Credit to a date not sooner than September 30, 2019. Thereafter, the Existing Letter of Credit (as amended by the Letter of Credit Amendment) shall be deemed to be the “Security Deposit” as such term is defined in Section 1 of the Lease (as amended). Landlord shall continue to hold the Security Deposit in accordance with the terms and conditions of the Lease.

10.	(A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Fourth Amendment other than Transwestern RBJ (the “Broker”); and in the event any claim is made against Landlord relative to dealings by Tenant with brokers other than the Broker, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)     Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Fourth Amendment other than the Broker; and in the event any claim is made against Tenant relative to dealings by Landlord with brokers other than the Broker, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

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200 West Street\Amendments\Proteon Fourth Amendment (e)

Exhibit 10.2

11.	Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

12.	Except as herein amended the Lease shall remain unchanged and in full force and effect. All references to the “Lease” shall be deemed to be references to the Lease as previously amended and as herein amended.

13.	Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this Fourth Amendment and that the person signing this Fourth Amendment on its behalf has been duly authorized to do so.

14.	The parties acknowledge and agree that this Fourth Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[signatures appear on next page]

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200 West Street\Amendments\Proteon Fourth Amendment (e)

Exhibit 10.2

EXECUTED as of the date and year first above written.

LANDLORD:

WITNESS:	BOSTON PROPERTIES LIMITED PARTNERSHIP

	By:	Boston Properties, Inc.,
its general partner
/s/ Patrick Kimble
	By:	/s/ Bryan J. Koop
		Name:	Bryan J. Koop
		Title:	Executive VP Boston Region

TENANT:
WITNESS:
PROTEON THERAPEUTICS, INC.

/s/ George Eldridge
George Eldridge
	By:	/s/ Timothy Noyes
		Name:	Timothy Noyes
		Title:	President & CEO

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200 West Street\Amendments\Proteon Fourth Amendment (e)

Exhibit 10.2

EXHIBIT A

Additional Premises

Exhibit A

200 West Street\Amendments\Proteon Fourth Amendment (e)

Exhibit 10.2

Exhibit A

200 West Street\Amendments\Proteon Fourth Amendment (e)

Exhibit 10.2

EXHIBIT B

WORK LETTER

1.1       Substantial Completion

(A)	Plans and Construction Process.

(1)	Landlord’s Work. Landlord shall perform the items of work shown as “Turn-Key Scope” listed on Exhibit C attached to this Fourth Amendment (by virtue of an “X” being noted in the Turn-Key Scope column) (“Landlord’s Work”); provided, however, that Landlord shall have no responsibility for the installation or connection of Tenant’s computer, telephone, other communication equipment, systems or wiring. Any items of work requested by Tenant and not shown on Exhibit C as Landlord Work shall be deemed to be Change Proposal(s) (as defined below) and shall be subject to the terms and provisions of subsection (2) below. In connection with the foregoing, it is acknowledged and agreed that a portion of Landlord’s Work will be undertaken in the Original Premises while Tenant is in occupancy thereof, and accordingly that Landlord and Tenant shall cooperate with each other in good faith so as to enable Landlord to perform such work in an efficient and cost-effective manner and to minimize interference with Tenant’s business operations in the Original Premises (consistent with the nature of the work being performed) including specific work to be completed outside normal business hours as agreed upon by the parties.

(2)	Change Orders. Tenant shall have the right, in accordance herewith, to submit for Landlord’s approval change proposals with respect to items of work not shown on the Plans (each, a “Change Proposal”). Landlord agrees to respond to any such Change Proposal within such time as is reasonably necessary (taking into consideration the information contained in such Change Proposal) after the submission thereof by Tenant, advising Tenant of any anticipated increase in costs which costs shall include a construction management fee equal to six percent (6%) of the Change Proposal (“Change Order Costs”) associated with such Change Proposal, as well as an estimate of any delay which would likely result in the completion of the Landlord’s Work if a Change Proposal is made pursuant thereto (“Landlord’s Change Order Response”). Tenant shall have the right to then approve or withdraw such Change Proposal within five (5) days after receipt of Landlord’s Change Order Response. If Tenant fails to respond to Landlord’s Change Order Response within such five (5) day period, such Change Proposal shall be deemed withdrawn. If Tenant approves Landlord’s Change Order Response, then such Change Proposal shall be deemed a “Change Order” hereunder and if the Change Order is made, then the Change Order Costs associated with the Change Order shall be deemed additions to the Tenant Plan Excess Costs and shall be paid in the same manner as Tenant Plan Excess Costs are paid as set forth in Section 1.4 of this Work Letter.

Exhibit B

200 West Street\Amendments\Proteon Fourth Amendment (e)

Exhibit 10.2

(3)	Tenant Response to Requests for Information and Approvals. Except to the extent that another time period is expressly herein set forth, Tenant shall respond to any request from Landlord, Landlord’s architect, Landlord’s contractor and/or Landlord’s Construction Representative for approvals or information in connection with Landlord’s Work, within two (2) business days of Tenant’s receipt of such request. In addition, Tenant shall, within two (2) business days after receipt thereof from Landlord, execute and deliver to Landlord any affidavits and documentation required in order to obtain all permits and approvals necessary for Landlord to commence and complete Landlord’s Work on a timely basis (“Permit Documentation”).

(4)	Time of the Essence. Time is of the essence in connection with Tenant’s obligations under this Section 1.1.

(B)	Substantial Completion; Tenant Delay.

(1)	Landlord’s Obligations. Subject to delays due to Tenant Delays (as hereinafter defined) and delays due to Force Majeure, as defined in Section 6.1 of the Lease, Landlord shall use reasonable speed and diligence to have the Landlord’s Work substantially completed on or before January 1, 2018 (the “Estimated Additional Premises Commencement Date”), but Tenant shall have no claim against Landlord for failure so to complete construction of Landlord’s Work in the Additional Premises, except for the right to terminate the Lease solely with respect to the Additional Premises, without further liability to either party, in accordance with the provisions hereinafter specified in Section 1.2 of this Work Letter.

(2)	Definition of Substantial Completion. The Landlord’s Work shall be treated as having been substantially completed on, and the Additional Premises Commencement Date shall therefore occur, on the later of:

(a)	The date on which Landlord’s Work, together with common facilities for access and services to the Additional Premises, has been completed (or would have been completed except for Tenant Delay) except for items of work and adjustment of equipment and fixtures which can be completed after occupancy has been taken without causing substantial interference with Tenant’s use of the Additional Premises (i.e. so-called “punch list” items), or

Exhibit B

200 West Street\Amendments\Proteon Fourth Amendment (e)

Exhibit 10.2

(b)	The date when permission has been obtained from the applicable governmental authority, to the extent required by law, for occupancy by Tenant of the Additional Premises for the Permitted Use, unless the failure to obtain such permission is due to a Tenant Delay.

In the event of any dispute as to the date on which Landlord’s Work has been completed, the reasonable determination of Landlord’s architect as to such date shall be deemed conclusive and binding on both Landlord and Tenant.

(3)	Incomplete Work. Landlord shall complete as soon as conditions practically permit any incomplete items of Landlord’s Work, and Tenant shall cooperate with Landlord in providing access as may be required to complete such work in a normal manner.

(4)	Early Access by Tenant. Landlord shall permit Tenant access for installing Tenant’s trade fixtures in portions of the Additional Premises prior to substantial completion when it can be done without material interference with remaining work or with the maintenance of harmonious labor relations. Any such access by Tenant shall be upon all of the terms and conditions of the Lease (other than the payment of Annual Fixed Rent) and shall be at Tenant’s sole risk, and Landlord shall not be responsible for any injury to persons or damage to property resulting from such early access by Tenant.

(5)	Prohibition on Access by Tenant Prior to Actual Substantial Completion. If, prior to the date that the Landlord’s Work is in fact actually substantially complete, the Landlord’s Work is deemed to be substantially complete as a result of a “Tenant Delay” (as defined below) (i.e. and the Additional Premises Commencement Date has therefore occurred), Tenant shall not (except with Landlord’s consent) be entitled to take possession of the Additional Premises for the Permitted Use until the Additional Premises are in fact actually substantially complete.

(C)	Tenant Delay.

(1)	A “Tenant Delay” shall be defined as the following:

(a)	Tenant’s failure timely to respond to any request from Landlord, Landlord’s architect, Landlord’s contractor and/or Landlord’s Construction Representative or to timely provide all required Permit Documentation to Landlord within the applicable time periods set forth in this Work Agreement;

Exhibit B

200 West Street\Amendments\Proteon Fourth Amendment (e)

Exhibit 10.2

(b)	Tenant’s failure to pay the Tenant Plan Excess Costs in accordance with Section 1.4 herein below;

(c)	Any delay due to items of work for which there is long lead time in obtaining the materials therefor or which are specially or specifically manufactured, produced or milled for the work in or to the Additional Premises and require additional time for receipt or installation;

(d)	Any delay due to changes, alterations or additions required or made by Tenant with respect to items not shown on the Plans including, without limitation, Change Orders; or

(e)	Any other delays caused by Tenant, Tenant’s contractors, architects, engineers, or anyone else engaged by Tenant in connection with the preparation of the Additional Premises for Tenant’s occupancy, including, without limitation, utility companies and other entities furnishing communications, data processing or other service, equipment, or furniture.

(2)	Tenant Obligations with Respect to Tenant Delays.

(a)	Tenant covenants that no Tenant Delay shall delay the Additional Premises Commencement Date or the obligation to pay Annual Fixed Rent or Additional Rent, regardless of the reason for such Tenant Delay or whether or not it is within the control of Tenant. Landlord’s Work shall be deemed substantially completed as of the date when Landlord’s Work would have been substantially completed but for any Tenant Delays, as determined by Landlord in the exercise of its good faith business judgment.

(b)	Tenant shall reimburse Landlord the amount, if any, by which the cost of Landlord’s Work is increased as the result of any Tenant Delay.

(c)	Any amounts due from Tenant to Landlord under this Section 1.1(C)(2) shall be due and payable within thirty (30) days of billing therefore (except that amounts due in connection with Change Orders shall be paid as provided in Section 1.4), and shall be considered to be Additional Rent. Nothing contained in this Section 1.1(C)(2) shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in the Lease.

Exhibit B

200 West Street\Amendments\Proteon Fourth Amendment (e)

Exhibit 10.2

1.2          Outside Completion Date

If Landlord shall have failed substantially to complete Landlord’s Work in the Additional Premises described in the Plans on or before March 1, 2018 (which date shall be extended automatically for such periods of time as Landlord is prevented from proceeding with or completing the same by reason of Landlord’s Force Majeure as defined in Section 6.1 of the Lease or any Tenant Delay, without limiting Landlord’s other rights on account thereof), Tenant shall have the right to terminate the Lease solely with respect to the Additional Premises (but not with respect to the Original Premises) by giving notice to Landlord of Tenant’s desire to do so before such completion and within the time period from the Outside Completion Date (as so extended) until the date which is thirty (30) days subsequent to the Outside Completion Date (as so extended); and, upon the giving of such notice, the term of the Lease solely with respect to the Additional Premises (but not with respect to the Original Premises) shall cease and come to an end without further liability or obligation on the part of either party unless, within thirty (30) days after receipt of such notice, Landlord substantially completes Landlord’s Work; and such right of termination shall be Tenant’s sole and exclusive remedy for Landlord’s failure so to complete Landlord’s Work within such time.

1.3         Quality and Performance of Work

Except to the extent to which Tenant shall have given Landlord notice of respects in which Landlord has not performed Landlord’s construction obligations under this Work Letter not later than the end of the sixth (6th) full calendar month next beginning after the Additional Premises Commencement Date, Tenant shall be deemed conclusively to have approved Landlord’s construction and shall have no claim that Landlord has failed to perform any of Landlord’s obligations under this Work Letter. Landlord agrees to correct or repair at its expense items which are then incomplete or do not conform to the work contemplated under the Plans and as to which, in either case, Tenant shall have given notice to Landlord, as aforesaid.

1.4         Tenant Plan Excess Costs

Notwithstanding anything contained in this Work Letter to the contrary, it is understood and agreed that Tenant shall be fully responsible for the costs of any items of work not shown on Exhibit C attached to this Fourth Amendment and the costs of any items of work shown as “Not Included in Turn-Key” on said Exhibit C (by virtue of an “X” being noted in the Not Included in Turn-Key column) (the “Tenant Plan Excess Costs”). To the extent, if any, that there are Tenant Plan Excess Costs, Tenant shall pay Landlord, as Additional Rent, the Tenant Plan Excess Costs prior to the commencement of the Landlord’s Work.

Exhibit B

200 West Street\Amendments\Proteon Fourth Amendment (e)

Exhibit 10.2

EXHIBIT C

Tenant Plans and Turnkey Scope

DELINEATION OF TENANT IMPROVEMENT TURN-KEY SCOPE

7/26/17

Element	Description	Turn - Key Scope	Not Included in Turn-Key
Demolition	Remove existing demising wall separating suites along with one office and one closet.	X
Electrical	Relocate existing light fixtures to accommodate new layout in premises suite.	X
Doors/ Frames / Hardware & Glass

For clarification, the opening between the Original Premises and the Additional Premises will be equal to the width of the office removed in the Additional Premises to accommodate such opening.

In addition and for clarification, any difference in ceiling between the Original Premises and the Additional Premises will be corrected by a soffit.

X

Exhibit C

200 West Street\Amendments\Proteon Fourth Amendment (e)

Exhibit 10.2

DELINEATION OF TENANT IMPROVEMENT TURN-KEY SCOPE

7/26/17

Element	Description	Turn - Key Scope	Not Included in Turn-Key
Drywall	Build new demising wall in expansion suite.	X

Acoustic Ceilings	Patch existing ceiling tile and grid after demising wall removal and build.	X
Flooring	Patch carpet after demising wall removal and shampoo existing carpet.	X

Wall Finishes	Paint expansion suite to match existing.	X
Equipment/ Specialties	Appliances by tenant		X
Fire Protection	Relocate/add sprinkler heads to accommodate new layout to meet code.	X
Plumbing	No work.
HVAC	No work.

Exhibit C

200 West Street\Amendments\Proteon Fourth Amendment (e)

Exhibit 10.2

DELINEATION OF TENANT IMPROVEMENT TURN-KEY SCOPE

7/26/17

Element	Description	Turn - Key Scope	Not Included in Turn-Key
Millwork	No work

Exhibit C

200 West Street\Amendments\Proteon Fourth Amendment (e)

Exhibit 10.2

DELINEATION OF TENANT IMPROVEMENT TURN-KEY SCOPE

7/26/17

Element	Description	Turn - Key Scope	Not Included in Turn-Key
Tel/Data	Supply and install new Tel/Data wiring and equipment.		X
Design Services	Architectural Design. Engineering Design (life safety only). Sprinkler Design. Signage Design (interior) Additional Design Services	X X X	X X

Exhibit C

200 West Street\Amendments\Proteon Fourth Amendment (e)

Exhibit 10.2

EXHIBIT D

BROKER DETERMINATION OF PREVAILING MARKET RENT

The following procedures and requirements shall apply to the Broker Determination of Prevailing Market Rent called for pursuant to Section 8 of the Third Amendment to Lease to which this Exhibit is attached:

1.       Tenant's Request. Tenant shall send a notice to Landlord by the time set for such notice in the applicable section of the Lease, requesting a Broker Determination of the Prevailing Market Rent, which notice to be effective must (i) make explicit reference to the Lease and to the specific section of the Lease pursuant to which said request is being made, (ii) include the name of a broker selected by Tenant to act for Tenant, which broker shall be affiliated with a major Boston commercial real estate brokerage firm selected by Tenant and which broker shall have at least ten (10) years experience dealing in properties of a nature and type generally similar to the Building located in the Boston West Suburban Market, and (iii) explicitly state that Landlord is required to notify Tenant within thirty (30) days of an additional broker selected by Landlord.

2.       Landlord's Response. Within thirty (30) days after Landlord's receipt of Tenant's notice requesting the Broker Determination and stating the name of the broker selected by Tenant, Landlord shall give written notice to Tenant of Landlord's selection of a broker having at least the affiliation and experience referred to above.

3.       Selection of Third Broker. Within ten (10) days thereafter the two (2) brokers so selected shall select a third such broker also having at least the affiliation and experience referred to above.

4.       Rental Value Determination. Within thirty (30) days after the selection of the third broker, the three (3) brokers so selected, by majority opinion, shall make a determination of the annual fair market rental value of the Premises for the period referred to in the Lease. Such annual fair market rental value determination (x) may include provision for annual increases in rent during said term if so determined, (y) shall take into account the as-is condition of the Premises and (z) shall take account of, and be expressed in relation to, the tax and operating cost bases and provisions for paying for so-called tenant electricity as contained in the Lease. The brokers shall advise Landlord and Tenant in writing by the expiration of said thirty (30) day period of the annual fair market rental value which as so determined shall be referred to as the Prevailing Market Rent.

5.       Resolution of Broker Deadlock. If the Brokers are unable to agree at least by majority on a determination of annual fair market rental value, then the brokers shall send a notice to Landlord and Tenant by the end of the thirty (30) day period for making said determination setting forth their individual determinations of annual fair market rental value, and the highest such determination and the lowest such determination shall be disregarded and the remaining determination shall be deemed to be the determination of annual fair market rental value and shall be referred to as the Prevailing Market Rent.

Exhibit D

200 West Street\Amendments\Proteon Fourth Amendment (e)

Exhibit 10.2

6.       Costs. Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (1/2) of the costs and expenses of the Third Broker.

7.       Failure to Select Broker or Failure of Broker to Serve. If Tenant shall have requested a Broker Determination and Landlord shall not have designated a broker within the time period provided therefor above, then Tenant's Broker shall alone make the determination of Prevailing Market Rent in writing to Landlord and Tenant within thirty (30) days after the expiration of Landlord's right to designate a broker hereunder. If Tenant and Landlord have both designated brokers but the two brokers so designated do not, within a period of fifteen (15) days after the appointment of the second broker, agree upon and designate the Third Broker willing so to act, the Tenant, the Landlord or either broker previously designated may request the Boston Bar Association (or such organization as may succeed to the Boston Bar Association) to designate the Third Broker willing so to act and a broker so appointed shall, for all purposes, have the same standing and powers as though he had been seasonably appointed by the brokers first appointed. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by the Tenant, the Landlord, the brokers first appointed or the Boston Bar Association as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any broker who continues to act or by the Landlord or Tenant such vacancy may be filled by the Boston Bar Association and any broker so appointed to fill such vacancy shall have the same standing and powers as though originally appointed.

Exhibit D

200 West Street\Amendments\Proteon Fourth Amendment (e)